Exhibit 99.1

CommScope Reports First Quarter 2019 Results

First Quarter 2019 Highlights (all comparisons are year-over-year)

•	Sales of $1.10 billion decreased 1.9%
•	GAAP operating income of $90.7 million decreased 12.6%
•	Non-GAAP adjusted operating income (excluding special items) increased 1.1% to $190.7 million, or 17.3% of sales, an increase of 50 basis points
•	Non-GAAP adjusted EBITDA increased 0.1% to $208.4 million, or 19.0% of sales, an increase of 40 basis points
•	GAAP net loss of $(0.01) per basic share compared to net income of $0.17 per diluted share
•	Non-GAAP adjusted net income (excluding special items) of $0.48 per diluted share decreased 2.0%.
•	Issuing second quarter EPS guidance in a range of $0.54 to $0.62 that includes the impact of the acquisition of ARRIS.

HICKORY, NC, May 9, 2019— CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, reported results for the quarter ended March 31, 2019.

The company reported first quarter sales of $1.10 billion, a decrease of 1.9% compared to $1.12 billion during the same period in the prior year. CommScope generated a net loss of $2.3 million, or $(0.01) per basic share, a decrease from the prior year period's net income of $33.7 million, or $0.17 per diluted share. Non-GAAP adjusted net income for the first quarter of 2019 was $93.0 million, or $0.48 per diluted share, versus $95.0 million, or $0.49 per diluted share, in the first quarter of 2018. A reconciliation of reported GAAP results to non-GAAP results is attached.

First quarter results do not include ARRIS, which CommScope acquired on April 4, 2019.

“We delivered solid first quarter revenue at the high end of our range and adjusted earnings per share that exceeded our expectations,” said President and Chief Executive Officer Eddie Edwards. “Capitalizing on our excellent customer relationships and market position, we drove strong Mobility Solutions results, as telco providers continued to rely on CommScope to build out their networks’ rapidly increasing capacity and coverage requirements. While Connectivity Solutions results were softer than expected, we see improving trends in the second half of the year, and we are well positioned for future earnings growth.

“We are excited to have closed the ARRIS acquisition early last month and welcome the new team members to CommScope. We believe that together we can transform our combined companies to deliver even greater benefits to customers worldwide.  While we still expect to deliver the financial targets from the acquisition that we previously disclosed, the recent, significant declines in capital spending by certain cable providers is having a pronounced impact on ARRIS. We are taking steps to address this situation and moving quickly to combine ARRIS, Ruckus and CommScope in a way that positions us for long-term success.  We are confident that, with ARRIS and Ruckus, we can grow faster than the industry and benefit from favorable networking market trends, while enhancing shareholder value.”

CommScope First Quarter 2019 Overview

Sales decreased 1.9% year over year as growth in the U.S. was more than offset by lower sales in the Europe, Middle East and Africa (EMEA) and Asia-Pacific regions. Sales benefited from the continued build out of 4G networks partially offset by a decline in Indoor Copper. Changes in foreign exchange rates unfavorably impacted net sales by approximately 2%.

GAAP operating income decreased 12.6% year over year to $90.7 million. Non-GAAP adjusted operating income, which excludes amortization of purchased intangibles, integration and transaction costs and other special items, increased 1.1% year over year to $190.7 million, or 17.3% of net sales, an increase of 50 basis points.  Both GAAP operating income and non-GAAP adjusted operating income benefited from higher North America sales volumes, mix and lower material costs. These favorable trends more than offset the impact of reductions in certain selling prices. GAAP operating income was also negatively impacted by restructuring, integration and transaction costs, which are excluded from non-GAAP adjusted operating income.

Non-GAAP adjusted EBITDA, which equates to non-GAAP adjusted operating income excluding depreciation, increased year over year to $208.4, or 19.0% of net sales, an increase of 40 basis points.

First Quarter 2019 Segment Overviews (all comparisons are year-over-year)

Connectivity Solutions

•

Segment sales of $646.1 million decreased 4.1% resulting from declines in EMEA and Asia-Pacific regions, partially offset by a slight increase in North America. Changes in foreign exchange rates negatively impacted segment net sales by approximately 3%.

•

GAAP operating income of $29.9 million decreased 43.8%. Non-GAAP adjusted operating income decreased 12.1% to $95.5 million, or 14.8% of segment net sales, a 130 basis point decline from a year ago. GAAP operating income and non-GAAP adjusted operating income were negatively impacted by reductions in certain selling prices and the impact of unfavorable foreign exchange rates on costs. GAAP operating income was also negatively impacted by higher costs related to the ARRIS transaction and restructuring costs, which are excluded from non-GAAP adjusted operating income.

•	Non-GAAP adjusted EBITDA decreased 12.2% to $107.7 million, or 16.7% of segment net sales, reflecting a 160 basis point decline from a year ago.

Mobility Solutions

•

Sales of $453.4 million increased 1.5% amid strong demand in North America and to a lesser extent the EMEA region, which more than offset a decline in the Asia-Pacific region. Changes in foreign exchange rates negatively impacted segment net sales by approximately 2%.

•

GAAP operating income of $60.7 million increased 20.2%, and non-GAAP adjusted operating income increased 19.1% to $95.2 million, or 21.0% of segment net sales, a 310 basis point increase from a year ago. Both GAAP and non-GAAP adjusted operating income benefited from higher sales volumes, favorable geographic mix and favorable impacts from foreign exchange rate changes on costs, which more than offset the impact of reductions in certain selling prices. GAAP operating income was also negatively impacted by higher costs related to the ARRIS transaction and restructuring costs, which are excluded from non-GAAP adjusted operating income.

•	Non-GAAP adjusted EBITDA increased 17.9% to $100.7 million, or 22.2% of net segment sales, a 310 basis point increase from the year ago period.

ARRIS Acquisition Update

On April 4, 2019, we completed the acquisition of ARRIS.  The combination of the two companies is expected to drive profitable growth in new markets and shape the future of wired and wireless communications.  With the acquisition, CommScope will be better positioned to capitalize on long-term industry growth trends, including network convergence, fiber and mobility everywhere, Internet of Things, demand for additional bandwidth, low latency and ultra-high reliability.

In addition to creating long-term growth opportunities, the acquisition is also expected to deliver near-term financial benefits including:

•	30%-plus accretion to adjusted EPS[1] in the first full year following closing;
•	Nearly $1 billion of cash flow from operations[1] in the first full year;
•	Annual cost synergies of at least $150 million within three years; and
•	Revenue synergies.

1Financial metrics presented are adjusted to exclude purchase accounting charges, transaction and integration costs and other special items.

ARRIS First Quarter 2019 Financial Performance

The company is providing ARRIS’ first quarter 2019 results in an effort to provide greater transparency into performance trends.  All comparisons are year over year to ARRIS’s 2018 first quarter.

Total ARRIS revenue for the first quarter was $1.38 billion, reflecting a decrease of 12.4%, and operating loss for the first quarter was $45.9 million.  ARRIS’s total non-GAAP adjusted operating income of $66.7 million decreased 64.2%, and non-GAAP adjusted EBITDA of $85.9 million decreased 58.9%.

•	Customer Premises Equipment (CPE):
o	Revenue of $824.2 million decreased 5.8%;
o	Operating loss of $23.8 million;
o	Non-GAAP adjusted operating income of $28.8 million increased 57.4%; and
o	Non-GAAP adjusted EBITDA of $35.8 million increased 32.6%.
•	Network and Cloud (N&C):
o	Revenue of $440.2 million decreased 18.2%;
o	Operating income of $32.4 million;
o	Non-GAAP adjusted operating income of $70.6 million decreased 53.0%; and
o	Non-GAAP adjusted EBITDA of $79.0 million decreased 50.7%.

•	Enterprise (including Ruckus):
o	Revenue of $116.9 million decreased 28.8%;
o	Operating loss of $54.5 million;
o	Non-GAAP adjusted operating loss of $32.7 million decreased 285.8%; and
o	Non-GAAP adjusted EBITDA loss of $29.0 million decreased 233.6%.

A reconciliation of ARRIS’s GAAP results to non-GAAP results is attached.

“The ARRIS business has been navigating revenue pressures driven by several external factors,” said Executive Vice President and Chief Financial Officer Alex Pease. “This includes a reduction in capital spending by certain large North American network operators, a channel inventory draw-down and the impact of transitioning production out of China due to tariffs. We believe these issues are largely timing related and are confident in our ability to manage through them. We expect to build upon our well-established track record of meeting or exceeding synergy targets to deliver solid value for shareholders.”

Outlook

Today, CommScope management issued second quarter 2019 guidance. This guidance excludes ARRIS results recorded in the first three days of April 2019 during the pre-close period.

“After a thoughtful and constructive evaluation of the company’s business dynamics, specifically that a significant portion of revenue is derived from short-cycle or project-based engagements, CommScope’s Board of Directors and executive leadership team have decided to transition away from providing annual financial guidance,” Edwards said. “We believe quarterly guidance is more helpful in evaluating our company and appropriately reflective of our forecasting capabilities, and that the timing to make this change is appropriate as we integrate with ARRIS.”

During the company’s conference call, CommScope management will continue to provide a qualitative overlay of the expected full-year performance.

Second Quarter 2019 Guidance:

•	Revenue of $2.490 billion – $2.650 billion
•	Operating loss of $124 million – $170 million
•	Non-GAAP adjusted EBITDA of $365 million – $405 million
•	Non-GAAP adjusted effective tax rate of approximately 27% – 29%
•	Loss per share of $1.21 – $1.44, based on 196 million weighted average basic shares
•

Non-GAAP adjusted earnings per diluted share of $0.54 – $0.62, based on 231 million weighted average diluted shares (assuming the if-converted method is applied for our Series A Convertible Preferred Stock).

A reconciliation of GAAP to non-GAAP outlook is attached.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss first quarter 2019 results and second quarter 2019 guidance. The conference call will also be webcast.

To participate in the conference call, dial +1 844-397-6169 (US and Canada only) or +1 478-219-0508. The conference identification number is 4392174. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection. The live, listen-only audio of the call and corresponding presentation will be available through a link on CommScope's Investor Relations page.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

END

About CommScope

CommScope (NASDAQ: COMM) and the recently acquired ARRIS and Ruckus Networks are redefining tomorrow by shaping the future of wired and wireless communications. Our combined global team of employees, innovators and technologists have empowered customers in all regions of the world to anticipate what’s next and push the boundaries of what’s possible. Discover more at www.commscope.com.

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Investor Contact:

Kevin Powers, CommScope

+1 828-323-4970

Kevin.powers@commscope.com

News Media Contact:

Rick Aspan, CommScope

+1 708-236-6568

publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms non-GAAP adjusted operating income, non-GAAP adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted diluted earnings per share and adjusted free cash flow may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss) or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the ARRIS acquisition, our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to implement major systems initiatives successfully; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of Brexit; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war that may impact our products; costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation, risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

Such forward-looking statements are also subject to additional risks and uncertainties related to the recently acquired ARRIS business, many of which are outside of our control, including, without limitation: the risk that we will not successfully integrate ARRIS or that we will not realize estimated cost savings, synergies, growth or other anticipated benefits, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration; the potential impact of the acquisition on relationships with third parties, including customers, employees and competitors; failure to manage potential conflicts of interest between or among customers; integration of information technology systems; and other factors beyond our control.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Net sales	$1,099.5	$1,120.5
Cost of sales	687.7	709.1
Gross profit	411.8	411.4
Operating costs and expenses:
Selling, general and administrative	199.2	185.1
Research and development	50.2	49.9
Amortization of purchased intangible assets	59.3	67.2
Restructuring costs, net	12.4	5.5
Total operating expenses	321.1	307.7
Operating income	90.7	103.7
Other income (expense), net	(5.7)	1.0
Interest expense	(97.5)	(59.8)
Interest income	11.8	1.4
Income (loss) before income taxes	(0.7)	46.3
Income tax expense	(1.6)	(12.6)
Net income (loss)	$(2.3)	$33.7
Earnings (loss) per share:
Basic	$(0.01)	$0.18
Diluted (a)	$(0.01)	$0.17
Weighted average shares outstanding:
Basic	192.8	191.4
Diluted (a)	192.8	195.5
(a) Calculation of diluted earnings per share:
Net income (loss) (basic and diluted)	$(2.3)	$33.7

Weighted average shares (basic)	192.8	191.4
Dilutive effect of equity-based awards	—	4.1
Denominator (diluted)	192.8	195.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited -- In millions, except share amounts)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$176.4	$458.2
Accounts receivable, less allowance for doubtful accounts of $19.5 and $17.4, respectively	957.6	810.4
Inventories, net	535.5	473.3
Prepaid expenses and other current assets	151.5	135.9
Total current assets	1,821.0	1,877.8
Property, plant and equipment, net of accumulated depreciation of $449.2 and $437.7, respectively	453.8	450.9
Goodwill	2,859.9	2,852.3
Other intangible assets, net	1,290.0	1,352.0
Funds restricted for acquisition	3,760.1	—
Other noncurrent assets	189.5	97.5
Total assets	$10,374.3	$6,630.5
Liabilities and Stockholders' Equity
Accounts payable	$475.3	$399.2
Accrued and other liabilities	429.6	291.4
Total current liabilities	904.9	690.6
Long-term debt	7,459.6	3,985.9
Deferred income taxes	79.9	83.3
Other noncurrent liabilities	185.4	113.9
Total liabilities	8,629.8	4,873.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: None	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000;
Issued and outstanding shares: 193,456,207 and 192,376,255,
respectively	2.0	2.0
Additional paid-in capital	2,393.9	2,385.1
Retained earnings (accumulated deficit)	(252.1)	(249.8)
Accumulated other comprehensive loss	(170.5)	(159.2)
Treasury stock, at cost: 7,060,763 shares and 6,744,082 shares,
respectively	(228.8)	(221.3)
Total stockholders' equity	1,744.5	1,756.8
Total liabilities and stockholders' equity	$10,374.3	$6,630.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended
	March 31,
	2019	2018
Operating Activities:
Net income (loss)	$(2.3)	$33.7
Adjustments to reconcile net income to net cash generated by (used in) operating activities:
Depreciation and amortization	83.7	89.4
Equity-based compensation	7.5	10.5
Deferred income taxes	(1.4)	(5.4)
Changes in assets and liabilities:
Accounts receivable	(150.7)	(71.1)
Inventories	(62.4)	(25.2)
Prepaid expenses and other assets	(24.5)	(24.5)
Accounts payable and other liabilities	136.8	15.4
Other	3.3	12.4
Net cash generated by (used in) operating activities	(10.0)	35.2
Investing Activities:
Additions to property, plant and equipment	(21.4)	(13.6)
Proceeds from sale of property, plant and equipment	0.6	3.0
Acquisition funds held in escrow	(3,750.0)	—
Cash paid for acquisitions, including purchase price adjustments, net of cash acquired	(11.0)	—
Net cash used in investing activities	(3,781.8)	(10.6)
Financing Activities:
Long-term debt repaid	(225.0)	—
Long-term debt proceeds	3,750.0	—
Debt issuance costs	(9.3)	—
Proceeds from the issuance of common shares under equity-based compensation plans	1.3	3.9
Tax withholding payments for vested equity-based compensation awards	(7.5)	(15.4)
Net cash generated by (used in) financing activities	3,509.5	(11.5)
Effect of exchange rate changes on cash and cash equivalents	0.5	5.6
Change in cash and cash equivalents	(281.8)	18.7
Cash and cash equivalents at beginning of period	458.2	454.0
Cash and cash equivalents at end of period	$176.4	$472.7

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Operating income, as reported	$90.7	$103.7
Adjustments:
Amortization of purchased intangible assets	59.3	67.2
Restructuring costs, net	12.4	5.5
Equity-based compensation	7.5	10.5
Integration and transaction costs	20.8	1.6
Total adjustments to operating income	100.0	84.8
Non-GAAP adjusted operating income	$190.7	$188.6
Depreciation	17.7	19.6
Non-GAAP adjusted EBITDA	$208.4	$208.1
Income (loss) before income taxes, as reported	$(0.7)	$46.3
Income tax expense, as reported	(1.7)	(12.6)
Net income (loss), as reported	$(2.3)	$33.7
Adjustments:
Total pretax adjustments to adjusted EBITDA	100.0	84.8
Pretax amortization of deferred financing costs & OID (1)	6.7	2.6
Pretax acquisition related interest (1)	27.4	—
Tax effects of adjustments and other tax items (2)	(38.8)	(26.1)
Non-GAAP adjusted net income (loss)	$93.0	$95.0
Diluted EPS, as reported	$(0.01)	$0.17
Non-GAAP adjusted diluted EPS	$0.48	$0.49

(1) Included in interest expense.

(2) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q1 2019	Q1 2018	YOY
United States	$639.1	$607.5	5.2%
Europe, Middle East and Africa	229.9	249.7	(7.9)
Asia Pacific	147.2	188.6	(22.0)
Caribbean and Latin America	63.5	56.1	13.2
Canada	19.8	18.6	6.5
Total net sales	$1,099.5	$1,120.5	(1.9)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Sales by Segment
				% Change
	Q1 2019	Q4 2018	Q1 2018	Sequential	YOY
Connectivity Solutions	$646.1	$666.9	$673.6	(3.1)%	(4.1)%
Mobility Solutions	453.4	390.8	446.9	16.0%	1.5%
Total net sales	$1,099.5	$1,057.7	$1,120.5	4.0%	(1.9)%

Non-GAAP Adjusted EBITDA by Segment
				% Change
	Q1 2019	Q4 2018	Q1 2018	Sequential	YOY
Connectivity Solutions	$107.7	$134.7	$122.7	(20.0)%	(12.2)%
Mobility Solutions	100.7	61.9	85.4	62.7%	17.9%
Total non-GAAP adjusted EBITDA	$208.4	$196.6	$208.1	6.0%	0.1%

CommScope Holding Company, Inc.
Reconciliation of GAAP to Non-GAAP Adjusted EBITDA by Segment
(Unaudited -- In millions)

First Quarter 2019 Non-GAAP Adjusted EBITDA Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$29.9	$60.7	$90.7
Amortization of purchased intangible assets	41.0	18.3	59.3
Restructuring costs, net	7.4	5.1	12.4
Equity-based compensation	4.5	3.1	7.5
Integration and transaction costs	12.7	8.0	20.8
Non-GAAP adjusted operating income	$95.5	$95.2	$190.7
Non-GAAP adjusted operating margin %	14.8%	21.0%	17.3%
Depreciation	12.2	5.5	17.7
Non-GAAP adjusted EBITDA	$107.7	$100.7	$208.4
Non-GAAP adjusted EBITDA margin %	16.7%	22.2%	19.0%

Fourth Quarter 2018 Non-GAAP Adjusted EBITDA Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$38.5	$10.9	$49.3
Amortization of purchased intangible assets	43.7	21.4	65.1
Restructuring costs, net	17.6	6.7	24.3
Equity-based compensation	6.8	4.4	11.2
Asset impairments	7.5	7.5	15.0
Integration and transaction costs	8.7	5.6	14.3
Non-GAAP adjusted operating income	$122.8	$56.4	$179.2
Non-GAAP adjusted operating margin %	18.4%	14.4%	16.9%
Depreciation	11.9	5.5	17.4
Non-GAAP adjusted EBITDA	$134.7	$61.9	$196.6
Non-GAAP adjusted EBITDA margin %	20.2%	15.9%	18.6%

First Quarter 2018 Non-GAAP Adjusted EBITDA Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$53.2	$50.5	$103.7
Amortization of purchased intangible assets	45.5	21.8	67.2
Restructuring costs, net	2.4	3.1	5.5
Equity-based compensation	6.4	4.1	10.5
Integration and transaction costs	1.2	0.4	1.6
Non-GAAP adjusted operating income	$108.7	$79.9	$188.6
Non-GAAP adjusted operating margin %	16.1%	17.9%	16.8%
Depreciation	14.1	5.5	19.6
Non-GAAP adjusted EBITDA	$122.7	$85.4	$208.1
Non-GAAP adjusted EBITDA margin %	18.2%	19.1%	18.6%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q1 2019	Q1 2018
Cash flow from operations	$(10.0)	$35.3
Integration and transaction costs	7.3	0.6
Restructuring costs	25.9	15.2
Capital expenditures	(21.4)	(13.6)
Adjusted free cash flow	$1.8	$37.5

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Operating Income and Adjusted EBITDA
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Operating income, as reported	$90.7	$49.3	$132.2	$164.7	$103.7
Amortization of purchased intangible assets	59.3	65.1	65.8	66.4	67.2
Restructuring costs, net	12.4	24.3	7.1	7.2	5.5
Equity-based compensation	7.5	11.2	11.3	11.8	10.5
Asset impairments	—	15.0	—	—	—
Integration and transaction costs	20.8	14.3	2.6	1.0	1.6
Non-GAAP adjusted operating income	$190.7	$179.2	$219.0	$251.1	$188.6
Non-GAAP adjusted operating margin %	17.3%	16.9%	19.0%	20.3%	16.8%
Depreciation	17.7	17.4	18.7	19.9	19.6
Non-GAAP adjusted EBITDA	$208.4	$196.6	$237.8	$271.1	$208.1
Non-GAAP adjusted EBITDA margin %	19.0%	18.6%	20.7%	21.9%	18.6%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

ARRIS Quarterly Net Sales, GAAP Operating Income (Loss), Non-GAAP Adjusted
Operating Income and Non-GAAP Adjusted EBITDA by Segment
(Unaudited -- In millions)

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
CPE	$824.2	$1,099.0	$941.5	$1,008.1	$875.2
N&C	440.2	536.8	532.0	549.5	538.3
Enterprise	116.9	151.3	177.8	168.9	164.2
ARRIS net sales	$1,381.3	$1,787.1	$1,651.3	$1,726.5	$1,577.7

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
CPE	$(23.8)	$(1.5)	$(26.3)	$(19.4)	$(59.3)
N&C	32.4	97.6	91.3	75.6	108.1
Enterprise	(54.5)	(28.6)	(12.7)	(12.3)	(36.3)
ARRIS operating income (loss) (1)	$(45.9)	$67.5	$52.3	$43.9	$12.5

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
CPE	$28.8	$54.4	$30.8	$53.6	$18.3
N&C	70.6	142.9	128.0	118.8	150.2
Enterprise	(32.7)	(2.2)	9.6	11.7	17.6
ARRIS non-GAAP adjusted operating income (1)	$66.7	$195.1	$168.4	$184.1	$186.1

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
CPE	$35.8	$61.9	$38.6	$61.4	$27.0
N&C	79.0	152.0	137.9	128.5	160.4
Enterprise	(29.0)	(0.6)	13.3	15.4	21.7
ARRIS non-GAAP adjusted EBITDA (1)	$85.9	$213.3	$189.8	$205.3	$209.1

(1) ARRIS results reflect certain classification changes to align to CommScope policies.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

ARRIS Reconciliation of GAAP to Non-GAAP Adjusted EBITDA by Segment
(Unaudited -- In millions)

First Quarter 2019 Non-GAAP Adjusted EBITDA Reconciliation by Segment (1)

	CPE	N&C	Enterprise	Total
Operating income (loss)	$(23.8)	$32.4	$(54.5)	$(45.9)
Amortization of purchased intangible assets	43.7	22.7	15.6	82.0
Restructuring costs, net	0.5	0.1	(0.1)	0.5
Equity-based compensation	6.1	10.8	3.8	20.7
Integration and transaction costs	2.3	4.7	1.1	8.1
Purchase accounting adjustments	—	—	1.5	1.5
Non-GAAP adjusted operating income (loss)	$28.8	$70.6	$(32.7)	$66.7
Non-GAAP adjusted operating margin %	3.5%	16.0%	(28.0)%	4.8%
Depreciation	7.0	8.4	3.8	19.2
Non-GAAP adjusted EBITDA	$35.8	$79.0	$(29.0)	$85.9
Non-GAAP adjusted EBITDA margin %	4.3%	17.9%	(24.8)%	6.2%

Fourth Quarter 2018 Non-GAAP Adjusted EBITDA Reconciliation by Segment (1)

	CPE	N&C	Enterprise	Total
Operating income (loss)	$(1.5)	$97.6	$(28.6)	$67.5
Amortization of purchased intangible assets	47.7	24.7	17.7	90.1
Restructuring costs, net	0.6	4.0	0.3	4.9
Equity-based compensation	6.1	11.7	4.4	22.2
Integration and transaction costs	1.5	4.9	2.3	8.7
Purchase accounting adjustments	—	—	1.7	1.7
Non-GAAP adjusted operating income (loss)	$54.4	$142.9	$(2.2)	$195.1
Non-GAAP adjusted operating margin %	4.9%	26.6%	(1.5)%	10.9%
Depreciation	7.5	9.1	1.6	18.2
Non-GAAP adjusted EBITDA	$61.9	$152.0	$(0.6)	$213.3
Non-GAAP adjusted EBITDA margin %	5.6%	28.3%	(0.4)%	11.9%

Third Quarter 2018 Non-GAAP Adjusted EBITDA Reconciliation by Segment (1)

	CPE	N&C	Enterprise	Total
Operating income (loss)	$(26.3)	$91.3	$(12.7)	$52.3
Amortization of purchased intangible assets	47.9	24.7	15.7	88.3
Restructuring costs, net	3.0	1.4	(0.1)	4.3
Equity-based compensation	6.1	10.6	3.6	20.3
Integration and transaction costs	—	—	0.7	0.7
Purchase accounting adjustments	—	—	2.4	2.4
Non-GAAP adjusted operating income	$30.8	$128.0	$9.6	$168.4
Non-GAAP adjusted operating margin %	3.3%	24.1%	5.4%	10.2%
Depreciation	7.9	9.9	3.7	21.5
Non-GAAP adjusted EBITDA	$38.6	$137.9	$13.3	$189.8
Non-GAAP adjusted EBITDA margin %	4.1%	25.9%	7.5%	11.5%

ARRIS Reconciliation of GAAP to Non-GAAP Adjusted EBITDA by Segment (Continued)
(Unaudited -- In millions)

Second Quarter 2018 Non-GAAP Adjusted EBITDA Reconciliation by Segment (1)

	CPE	N&C	Enterprise	Total
Operating income (loss)	$(19.4)	$75.6	$(12.3)	$43.9
Amortization of purchased intangible assets	51.4	24.7	14.3	90.4
Restructuring costs, net	14.6	6.6	—	21.2
Equity-based compensation	6.9	11.8	4.8	23.5
Integration and transaction costs	—	—	1.6	1.6
Purchase accounting adjustments	—	—	3.3	3.3
Non-GAAP adjusted operating income	$53.6	$118.8	$11.7	$184.1
Non-GAAP adjusted operating margin %	5.3%	21.6%	6.9%	10.7%
Depreciation	7.8	9.7	3.7	21.2
Non-GAAP adjusted EBITDA	$61.4	$128.5	$15.4	$205.3
Non-GAAP adjusted EBITDA margin %	6.1%	23.4%	9.1%	11.9%

First Quarter 2018 Non-GAAP Adjusted EBITDA Reconciliation by Segment (1)

	CPE	N&C	Enterprise	Total
Operating income (loss)	$(59.3)	$108.1	$(36.3)	$12.5
Amortization of purchased intangible assets	64.1	25.1	25.5	114.7
Restructuring costs, net	7.5	3.1	0.1	10.7
Equity-based compensation	6.1	10.5	2.6	19.2
Asset impairments	—	3.4	—	3.4
Integration and transaction costs	—	—	3.1	3.1
Purchase accounting adjustments	—	—	22.7	22.7
Non-GAAP adjusted operating income	$18.3	$150.2	$17.6	$186.1
Non-GAAP adjusted operating margin %	2.1%	27.9%	10.7%	11.8%
Depreciation	8.6	10.2	4.1	22.9
Non-GAAP adjusted EBITDA	$27.0	$160.4	$21.7	$209.1
Non-GAAP adjusted EBITDA margin %	3.1%	29.8%	13.2%	13.3%

(1) ARRIS results reflect certain classification changes to align to CommScope policies.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

Outlook
Three Months Ended
June 30, 2019

Operating loss	$(128) - $(170)
Adjustments:
Amortization of purchased intangible assets	$160 - $180
Restructuring costs, integration and transaction costs and other (1)	$150 - $175
Purchase accounting	$125 - $150
Equity-based compensation	$18 - $25
Depreciation	$40 - $45
Total adjustments to operating income	$493 - $575
Non-GAAP adjusted EBITDA	$365 - $405

Basic loss per share	$(1.21) - $(1.44)
Adjustments (2):
Total adjustments to operating income	$1.52 - $1.80
Debt-related costs and other special items (3)	$0.24 - $0.26
Non-GAAP adjusted diluted earnings per share (4)	$0.54 - $0.62

(1) Reflects projections for restructuring costs, integration and transaction costs and other special items. Actual adjustments may vary from projections.

(2) The tax rates applied to projected adjustments reflect the tax expense or benefit based on the expected tax jurisdiction of the entity generating the projected adjustments. There are certain items for which we expect little or no tax effect.

(3) Reflects projections for amortization of debt issuance costs, amortization of original issue discount and tax items. Actual adjustments may vary from projections.
(4) Weighted average diluted shares calculated assuming the if-converted method is applied for our Series A Convertible Preferred Stock.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, debt extinguishments, additional transaction and integration costs, foreign exchange rate fluctuations and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.